UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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☐ Soliciting Material Pursuant to § 240.14a-12

NVIDIA CORPORATION
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PROXY SOLICITATION • CORPORATE GOVERNANCE • SECURITY HOLDER IDENTIFICATION • BANKRUPTCY SERVICES

Dear Institutional Investor:

Please find an advance courtesy copy of the proxy material for the upcoming annual meeting of stockholders of NVIDIA Corporation (NVDA), which is to be held on June 21, 2007, for your review. The official mailing commenced on May 9, 2007, and will be delivered by normal mailing instructions established by your custodial bank or broker. Voting instructions will be included in the official mailing. Only stockholders of record at the close of business on April 23, 2007, will be entitled to notice of and to vote at the annual meeting of stockholders and any adjournments thereof.

The Altman Group has been retained to assist NVIDIA with stockholder communications and proxy solicitation for this important stockholder meeting.

Please review the enclosed material, and if you have any questions regarding the proposals, please contact:

Reid Pearson
The Altman Group
678-919-7189
rpearson@altmangroup.com.

Or

Scott Sullivan
NVIDIA Corporation
408 566-6480
Email:  ssullivan@nvidia.com

Thank you,
The Altman Group, Inc.

The Altman Group, Inc. • 1200 Wall Street West, 3rd Fl., Lyndhurst, NJ 07071 •  Tel: 201.806.7300 •  Fax: 201.460.0050 • www.altmangroup.com